INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Number 33-42500 on Form S-8, in Registration Number 33-42499 on Form S-8, in
Registration Statement Number 33-42553 on Form S-8, and in Registration Statement Number 333-59183 on
Form S-3 of our report dated March 15, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Dillard's, Inc. and subsidiaries for the year ended January 30, 1999


DELOITTE & TOUCHE LLP

New York, New York
April 30, 1999